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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our opinion dated February 29, 1996 appearing in this Annual Report on Form 10-K of United Companies Life Insurance Company in the following: Registration Statement Numbers 33-91362 and 33-05778 on Form N-4, pertaining to United Companies Life Insurance Company's variable annuity separate account, United Companies Separate Account One.


/s/ DELOITTE & TOUCHE LLP

Baton Rouge, Louisiana
March 28, 1997